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                                                                Exhibit (a) 1.c.

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                OF THE CHARTER OF
                             SM&R INVESTMENTS, INC.

     Pursuant to the provisions of Section 2-609 of the General Corporation Law of the State of Maryland (the "GCL"), the undersigned corporation hereby certifies that:

     FIRST: SM&R Investments, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as amended herein.

     SECOND: The following provisions are all the provisions of the charter currently in effect and as amended herein:


                 "AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             SM&R INVESTMENTS, INC.

                                    ARTICLE I

     The undersigned, Gregory S. Garrison, whose post office address is One Moody Plaza, 14th Floor, Galveston, Texas 77550 and who is of full legal age, does hereby declare that he is an incorporator intending to form a corporation under and by virtue of the Maryland General Corporation Law authorizing the formation of corporations.

                                   ARTICLE II

     The name of the Corporation is SM&R INVESTMENTS, INC.

                                   ARTICLE III
                               Purposes and Powers

     The purpose for which the Corporation is formed and its objects, rights, power and privileges are:

     (1) To conduct and carry on the business of an open-end, management type investment company registered under the Investment Company Act of 1940 (as amended and together with any successor act thereto and all rules, regulations and orders thereunder, referred to as the "'40 Act"), and to have and exercise any and all rights and powers necessary and appropriate to the conduct of such business or in any way incidental thereto;

     (2) To subscribe for, or otherwise acquire, purchase, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of, and generally deal in and hold all forms of securities and other investments, including, but not limited to, stocks (preferred and common), notes, bonds, debentures, script, warrants, participation certificates, bankers acceptances, futures, options of all types on securities and futures, mortgages, commercial paper, choses in action, evidences of indebtedness and other obligations of every kind and description, precious metals and contracts and rights to acquire or dispose of precious metals, and in connection therewith to hold part or all of its assets in cash or cash equivalents or money market instruments;

     (3) To continuously issue and sell shares of its own capital stock (all without the vote or consent of the stockholders of the Corporation) in such amounts and on such terms and conditions, for

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     such purposes and for such amounts or kinds of consideration now or hereafter permitted by the Maryland General Corporation Law, or any act amendatory thereof, supplemental thereto, or in substitution therefor (the "Maryland General Corporation Law"), and by the Articles of Incorporation of the Corporation, as its Board of Directors may determine;

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, retire or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the Maryland General Corporation Law and by the Articles of Incorporation of the Corporation;

     (5) To borrow or raise money for any purpose of the Corporation and from time to time to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness, and to pledge, hypothecate and borrow upon the credit of the assets of the Corporation;

     (6) To take all such action as shall be desirable and necessary to cause its shares to be licensed or registered for sale under the laws of the United States and in any state, country, city or other municipality of the United States, the territories thereof, the District of Columbia or in any foreign country and in any town, city or subdivision thereof;

     (7) To make contracts and generally to do any and all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve and/or enhance the value of the corporate assets, all to the extent permitted to business corporations authorized under the laws of the State of Maryland, as now or may in the future be authorized by said laws;

     (8) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects or powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and either alone or in association or partnership with other corporations, firms or individuals;

     (9) To have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Maryland upon a corporation organized under the Maryland General Corporation Law; and

     (10) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes, objects or powers.

     The foregoing clauses are and shall be regarded as independent and separate, and the enumeration in any such clause of any specific objectives and/or powers shall not be construed as limiting or restricting in any way the general objectives and powers stated in any other clause; nor shall any of the objectives and/or powers stated above, except when otherwise expressly provided, be in any way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles of Incorporation.

                                   ARTICLE IV
                       Principal Office and Resident Agent

     The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The

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     resident agent of the Corporation in the State of Maryland is The
     Corporation Trust Incorporated, a corporation of the State of Maryland, whose address is 300 E. Lombard Street, Baltimore, Maryland 21202.

                                    ARTICLE V
                                  Capital Stock

     (1) The total number of shares of capital stock that the Corporation shall have authority to issue is six billion (6,000,000,000) shares, of the par value of one cent ($0.01) per share and of the aggregate par value of sixty million dollars ($60,000,000), all of which six billion (6,000,000,000) shares are designated Common Shares.

     (2) The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of, or any shares previously issued and reacquired by, the Corporation, whether now or hereafter authorized, in separate series and classes that may be established and designated from time to time. The shares of said series and classes of stock shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Board of Directors is authorized to increase or decrease the number of shares of any series or class, but the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

     (3) The Board of Directors may redesignate a class or series of shares of capital stock whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not in itself affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

     (4) There is hereby established and classified eleven separate series of stock: the "SM&R Government Bond Fund," comprised of five hundred twenty-three million (523,000,000) shares; the "SM&R Tax Free Fund," comprised of five hundred twenty-one million (521,000,000) shares; the "SM&R Primary Fund," comprised of two billion, one hundred seventy-six million (2,176,000,000) shares; the "SM&R Money Market Fund," comprised of one billion (1,000,000,000) shares; the "SM&R Alger Growth Fund," comprised of two hundred million (200,000,000) shares; the "SM&R Alger Small-Cap Fund," comprised of two hundred million (200,000,000) shares; the "SM&R Alger Aggressive Growth Fund," comprised of two hundred million (200,000,000) shares; the "SM&R Alger Technology Fund," comprised of two hundred million (200,000,000) shares; the "SM&R Growth Fund," comprised of one hundred fifty million (150,000,0000) shares; the "SM&R Balanced Fund," comprised of one hundred million (100,000,000) shares; and the "SM&R Equity Income Fund," comprised of one hundred fifty million (150,000,000) shares.

     Ten of the above series are classified as follows:

     SM&R Government Bond Fund
        Class A           One hundred million (100,000,000) shares
        Class B           One hundred million (100,000,000) shares
        Class C           One hundred million (100,000,000) shares
        Class J           One hundred million (100,000,000) shares
        Class T           Twenty-three million (23,000,000) shares
        Class Y           One hundred million (100,000,000) shares

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     SM&R Tax Free Fund
        Class A           One hundred million (100,000,000) shares
        Class B           One hundred million (100,000,000) shares
        Class C           One hundred million (100,000,000) shares
        Class J           One hundred million (100,000,000) shares
        Class T           Twenty-one million (21,000,000) shares
        Class Y           One hundred million (100,000,000) shares

     SM&R Money Market Fund
        Class A           Eight hundred million (800,000,000) shares
        Class B           Two hundred million (200,000,000) shares

     SM&R Alger Growth Fund
        Class A           One hundred million (100,000,000) shares
        Class B           One hundred million (100,000,000) shares

     SM&R Alger Small-Cap Fund
        Class A           One hundred million (100,000,000) shares
        Class B           One hundred million (100,000,000) shares

     SM&R Alger Aggressive Growth Fund
        Class A           One hundred million (100,000,000) shares
        Class B           One hundred million (100,000,000) shares

     SM&R Alger Technology Fund
        Class A           One hundred million (100,000,000) shares
        Class B           One hundred million (100,000,000) shares

     SM&R Growth Fund
        Class A           Fifty million (50,000,000) shares
        Class B           Twenty-five million (25,000,000) shares
        Class T           Seventy-five million (75,000,000) shares

     SM&R Balanced Fund
        Class A           Fifty million (50,000,000) shares
        Class B           Twenty-five million (25,000,000) shares
        Class T           Twenty-five million (25,000,000) shares

     SM&R Equity Income Fund
        Class A           Fifty million (50,000,000) shares
        Class B           Twenty-five million (25,000,000) shares
        Class T           Seventy-five million (75,000,000) shares

     Without limiting the authority of the Board of Directors set forth herein to establish and designate any further series or classes, and to classify and reclassify any unissued shares, and subject to such authority, shares of each series, now authorized and hereafter authorized, shall be subject to the following provisions:

     (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each series shall be determined separately and, accordingly, the net asset value,

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     the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from series to series.

     (b) All consideration received by the Corporation for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of that series and shall be referred to as "assets belonging to" that series. The assets belonging to a particular series shall be so recorded upon the books of the Corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series, the Directors shall allocate them among, and they shall then belong to, any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Corporation shall be conclusive and binding upon the stockholders of all series for all purposes. The Directors shall have full discretion, to the extent not inconsistent with the `40 Act and the Maryland General Corporation Law, to determine which items shall be treated as income and which items shall be treated as capital, and each such determination and allocation shall be conclusive and binding upon the stockholders.

     (c) The assets belonging to each particular series shall be charged with the liabilities of the Corporation attributable to that series and all expenses, costs, charges and reserves attributable to that series. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the stockholders of all series for all purposes.

     (d) Shares of each series shall be entitled to such dividends and distributions, in shares or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series, provided that dividends and distributions shall be paid on shares of a series only out of lawfully available assets belonging to that series. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. All dividends and distributions on Common Shares of a particular series shall be distributed pro-rata to the holders of that series in proportion to the number of Common Shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order or payment has not been received by the time or times established by the Board of Directors under such program or procedure.

     (e) The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) an amount sufficient, in the opinion of the Board of Directors, to enable each series of the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as from time to time amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each series of the

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     Corporation for federal income and excise taxes in respect of that year.
     However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any series of the Corporation for such taxes. Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in the `40 Act and as determined by the Board of Directors of the Corporation.

     (f) In the event of the liquidation or dissolution of the Corporation or of a particular series, the stockholders of a series that has been established and designated and is being liquidated shall be entitled to receive, as a series, when and as declared by the Board of Directors, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that series. The assets so distributable to the stockholders of a series shall be distributed among such stockholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation or, in the event that the series is divided into classes, in the manner determined by the Board of Directors in accordance with the `40 Act. In the event that there are any assets available for distribution which are not readily identifiable as belonging to any particular series, such assets shall be allocated by the Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Directors in their sole discretion deem fair and equitable, and then distributed to the holders of stock of each series as aforesaid. Each allocation of such assets by the Directors shall be conclusive and binding upon the stockholders of all series for all purposes.

     (g) If a series is divided into multiple classes, the classes may be invested with one or more other classes in the common investment portfolio comprising the series. Notwithstanding the foregoing provisions of this
     Article V(4) of these Articles of Incorporation, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the Corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio comprising a different series, shall also be subject to the provisions of Article V(4)(a) through (f) of these Articles of Incorporation at the series level as if the classes invested in the common investment portfolio were one class:

     (i) The income and expenses of the series shall be allocated among the classes comprising the series in such manner as may be determined by the Board of Directors in accordance with law.

     (ii) As more fully set forth in this Article V(4)(g) of these Articles of Incorporation, the liabilities and expenses of the classes comprising the series shall be determined separately from those of each other and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation or termination of a series to holders of shares of the Corporation's stock may vary within the classes comprising the series. Except for these differences and certain other differences set forth in this Article V(4)(g) or elsewhere in these Articles of Incorporation, the classes comprising a series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

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     (iii) The dividends and distributions of investment income and capital gains with respect to the classes comprising a series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes comprising the series to reflect differing allocations of the expenses and liabilities of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation among the classes comprising a series shall be determined by the Board of Directors in a manner that is consistent with applicable law.

     (h) The Corporation shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the Board of Directors in accordance with applicable laws and regulations. The proceeds of the redemption of the shares of any class of stock of the Corporation may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the `40 Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. and NASD Regulation, Inc. (together, the "NASD").

     (i) To the extent permitted by the `40 Act and the Maryland General Corporation Law, the Corporation may redeem shares of Common Shares of any series or class not offered for redemption held by any shareholder whose shares have a value less than such minimum amount as may be fixed by the Board of Directors (the "Minimum Required Investment").

     (j) Notwithstanding Article V(4)(i) of these Articles of Incorporation, to the extent permitted by the `40 Act and the Maryland General Corporation Law, the Corporation may redeem shares of Common Shares of any series or class not offered for redemption held by any shareholder without regard to the value of such shares.

     (k) If shares of stock are redeemed pursuant to Articles V(4)(i) or V(4)(j) of these Articles of Incorporation, the Corporation shall pay the redemption price in cash or in kind in such manner as is consistent with and not in contravention of the `40 Act. Redemption prices shall be paid exclusively out of the assets of the series whose shares are being redeemed. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of holders of shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the `40 Act.

     (l) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the `40 Act and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     Except as provided above, all provisions of the Articles of Incorporation relating to stock of the Corporation shall apply to shares of, and to the holders of, all classes of stock.

     (5) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation on a date reasonably determined by the Board of Directors of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the `40 Act, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and
     (iii) as to any matter which does not affect the interest of particular class or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote.

     (6) The establishment and designation of any series or class of Common Shares shall be effective upon (1) the adoption by a majority of the then Directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and (2) the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

     (7) Unless otherwise required by the `40 Act, the presence in person or by proxy of the holders of one-third (1/3) of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders' meeting, except that where any provision of law or of these Articles of Incorporation permit or require that holders of any series or class shall vote as a separate series or class, then one-third (1/3) of the aggregate number of shares of capital stock of that series or class, as applicable, outstanding and entitled to vote shall constitute a quorum for the transaction of business by that series or class, as applicable.

     (8) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase, subscribe for, or otherwise acquire any shares of the Corporation or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by the Charter of the Corporation or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

     (9) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as from time to time amended or supplemented.

     (10) The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for all purposes be Common Shares having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the By-Laws.

     (11) The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the By-Laws or by the Board of Directors.

     (12) The Board of Directors of the Corporation shall have the final decision upon questions concerning the method of computing net asset value, valuation of assets, procedure in repurchase, and other matters in connection with placing in effect the offering price and repurchase of the Corporation's Common Shares.

                                   ARTICLES VI
                                Preemptive Rights

     No stockholder of the Corporation of any class or series, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any shares of any class or series of stock, or securities convertible into, exchangeable for or evidencing the right to purchase stock of any class or series whatever, whether or not the stock in question is of the same class or series as may be held by such stockholders, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time fix.

                                  ARTICLES VII
                         Number and Powers of Directors

     (1) The number of directors of the Corporation shall be such number, not less than three (3), as may be specified in or fixed in the manner prescribed by the By-Laws of the Corporation. Until a different number is fixed as provided by the By-Laws, the Corporation shall have fourteen (14) directors. Unless otherwise provided by the By-Laws of the Corporation, directors need not be stockholders thereof.
     (2) The names of the current directors who shall act until their successors are duly chosen are:

                          Ernest S. Barratt, Ph.D.
                          Lea McLeod Matthews
                          Michael W. McCroskey
                          Ann McLeod Moody
                          Edwin K. Nolan
                          Robert V. Shattuck, Jr.
                          Jamie G. Williams
                          Frank P. Williamson
                          Ralph S. Clifford
                          Paul D. Cummings
                          Jack T. Currie
                          Ira W. Painton
                          Donald P. Stevens
                          Steven H. Stubbs

     (3) So long as permitted by Maryland law and by the '40 Act, directors elected at a meeting of shareholders shall not have a specified term and shall serve until their successors are elected and qualified. Cumulative voting in the election of directors is prohibited.

     (4) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or the By-Laws of the Corporation or in the Maryland General Corporation Law or in the '40 Act.

     (5) Each Director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Maryland General Corporation Law and the By-Laws of the Corporation, as such Law and By-Laws may now or in the future be in effect, subject only to such limitations as may be required by the '40 Act.

     (6) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors.

     (7) The Corporation may employ such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as in the opinion of the Board of Directors of this Corporation may be reasonable, necessary or proper for the conduct of the affairs of the Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred or to be acquired and held in the name of a custodian so appointed or in the name of any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the said Board of Directors.

     (8) The Corporation may enter into a written contract or contracts with any person, including any firm, corporation, trust or association in which any officer, other employee, director or stockholder of the Corporation may be interested, providing for a delegation of the management of all or part of the Corporation's securities portfolio and also for the delegation of the performance of administrative corporate functions, subject always to the direction of the Board of Directors. The compensation payable by the Corporation under such contracts shall be such as is deemed fair and equitable to both parties by the said Board of Directors. Any such contracts shall in all respects be consistent with and subject to the requirements of the '40 Act.

                                  ARTICLE VIII
                                Stockholder Vote

     Notwithstanding any provisions of Maryland law requiring the affirmative vote of more than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation, if permitted by the '40 Act, may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon. Without intending any limitation of the foregoing sentence, such majority approval shall be sufficient, valid and effective, after due authorization, approval and/or other action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

     (a)   the amendment of the Charter of the Corporation;

     (b) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

     (c) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

     (d) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

     (e) the participation by the Corporation in a share exchange (as defined by applicable Maryland laws) as the Corporation the stock of which is to be acquired;

     (f) the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                                   ARTICLE IX
                 Limitation of Directors and Officers Liability

     The personal liability of the Corporation's directors and officers to the Corporation or to its stockholders shall be limited to the fullest extent permitted by the Maryland General Corporation Law. In particular, but without limiting in any way the preceding sentence, directors and officers of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages arising out of any act or omission in their capacity as director or officer, except:

     (1) To the extent that it is proved that a director or officer actually received an improper benefit or profit in money, property, or services, such director or officer shall be liable to the Corporation for the amount of the benefit or profit in money, property, or services actually received; or
     (2) To the extent that a judgement or other final adjudication adverse to a director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                                    ARTICLE X
                               Perpetual Existence

     The duration of the Corporation shall be perpetual."


     THIRD: The amendments to and restatement of the charter of the Corporation as hereinabove set forth have been duly advised and approved by the Board of Directors of the Corporation. The amendment is limited to a change expressly authorized by Section 2-605 of the GCL to be made without action by stockholders.

     FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article IV of the foregoing amendment and restatement of the charter.

     FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

     SIXTH: The Corporation currently has fourteen (14) directors, and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 11TH day of December, 2000. The foregoing Articles of Amendment and Restatement shall be effective as of December 31, 2000.

ATTEST:                                  SM&R INVESTMENTS, INC.


 /s/ Teresa Axelson                      By: /s/ Michael W. McCroskey
---------------------------------            -----------------------------------
 Teresa E. Axelson, Secretary                    Michael W. McCroskey, President


     THE UNDERSIGNED, President of SM&R Investments, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                /s/ Michael W. McCroskey
                                              ---------------------------------
                                                Michael W. McCroskey, President